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                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 38                                   Trade Date: 05/29/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 06/01/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is May 31, 2001

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
        CUSIP
          or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UBP8             $ 5,090,000.00              6.25%                 06/15/11                 100%

    Interest Payment
       Frequency                                       Subject to                Dates and terms of redemption
      (begin date)           Survivor's Option         Redemption               (including the redemption price)
    ----------------         -----------------         ----------               --------------------------------
        12/15/01                   Yes                    Yes                            100% 06/15/02
     semi-annually                                                                  semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------           -------------           -----------               ------               -----------
     $5,016,195.00             $73,805.00                $2.00              ABN AMRO, Inc.
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